Exhibit 99.1

Heritage Commerce Corp Earns $12.9 Million for the First Quarter of 2022

San Jose, CA — April 28, 2022 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced first quarter 2022 net income of $12.9 million, or $0.21 per average diluted common share, compared to $11.2 million, or $0.19 per average diluted common share, for the first quarter of 2021, and $14.0 million, or $0.23 per average diluted common share, for the fourth quarter of 2021. All results are unaudited.

“We delivered solid earnings for the first quarter of 2022, fueled by year-over-year growth in net interest income and noninterest income resulting from healthy loan and deposit growth and the benefit of excellent credit quality,” said Walter Kaczmarek, President and Chief Executive Officer.

“Our credit quality continues to be particularly strong with nonperforming assets declining 32% to $3.8 million from $5.6 million a year ago and classified assets declining year-over-year and on a linked quarter basis. We had net loan recoveries of $65,000 on previously charged-off loans, compared to net recoveries of $1.4 million for the first quarter of 2021, and net recoveries of $225,000 in the preceding quarter,” continued Mr. Kaczmarek. With a negative provision for credit losses on loans of $567,000 for the first quarter of 2022, the allowance for credit losses on loans to total loans was 1.41% at March 31, 2022, compared to 1.64% at March 31, 2021, and 1.40% at December 31, 2021.

“As we move on from pandemic-related activities, we continue to focus our efforts on strategic growth in the San Francisco Bay Area,” said Mr. Kaczmarek. “Our capital levels and excess liquidity positions all remain strong, and with a solid earnings performance, a large core deposit base and excellent credit quality, we believe we have a solid foundation upon which to continue to grow our franchise.”

First Quarter Ended March 31, 2022

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended March 31, 2022, compared to March 31, 2021, and December 31, 2021, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.21 for the first quarter of 2022, compared to $0.19 for the first quarter of 2021, and $0.23 for the fourth quarter of 2021.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended:
	March 31,	December 31,	March 31,
(unaudited)	2022	2021	2021
Return on average tangible assets	0.99%	1.00%	0.99%
Return on average tangible equity	12.47%	13.50%	11.50%

♦	Net interest income, before provision for credit losses on loans, increased 9% to $38.2 million for the first quarter of 2022, compared to $35.0 million for the first quarter of 2021, primarily due to higher average balances of loans and investment securities, higher average yields on investment securities and overnight funds, and a lower cost of funds, partially offset by lower interest and fees on Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans. Net interest income remained relatively flat compared to $38.1 million for the fourth quarter of 2021, as higher average balances of loans and investment securities, higher average yields on investment securities, and a lower cost of funds, were offset by lower interest and fees on PPP loans and two fewer days in the first quarter of 2022.

●	The fully tax equivalent (“FTE”) net interest margin increased 21 basis points to 3.05% for the first quarter of 2022 from 2.84% for the fourth quarter of 2021, primarily due to a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities, higher average yields on overnight funds, and a slightly lower cost of funds, partially offset by lower interest and fees on PPP loans, lower average balances of factored receivables, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans.

●	The FTE net interest margin contracted 17 basis points to 3.05% for the first quarter of 2022, from 3.22% for the first quarter of 2021, primarily due to a decline in the average yield on loans, lower interest and fees on PPP loans, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans, partially offset by increases in the average yields on investment securities and overnight funds, and a decline in the cost of funds.

♦	The following table sets forth the estimated changes in the Company’s annual net interest income that would result from the designated instantaneous parallel shift in interest rates noted, as of March 31, 2022. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

	Increase/(Decrease) in
	Estimated Net
	Interest Income
	Amount	Percent

	(Dollars in thousands)
Change in Interest Rates (basis points)
+400	$52,129	34.7%
+300	$39,086	26.0%
+200	$26,071	17.4%
+100	$13,035	8.7%
0	—	—
−100	$(14,636)	(9.7)%
−200	$(25,760)	(17.2)%

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 4.70% for the first quarter of 2022, compared to 5.24% for the first quarter of 2021, primarily due to lower fees on PPP loans, higher average balances of lower yielding purchased residential mortgages, declines in the average yields of the core bank and asset-based lending and Bay View Funding factored receivables, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2022			March 31, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,553,325	$27,047	4.30%	$2,225,342	$25,064	4.57%
Prepayment fees	—	510	0.08%	—	517	0.09%
PPP loans	60,264	146	0.98%	319,168	784	1.00%
PPP fees, net	—	1,346	9.06%	—	3,401	4.32%
Bay View Funding factored receivables	57,761	2,793	19.61%	48,094	2,650	22.35%
Purchased residential mortgages	355,626	2,428	2.77%	22,194	119	2.17%
Purchased commercial real estate ("CRE") loans	8,514	77	3.67%	17,162	172	4.06%
Loan fair value mark / accretion	(6,901)	754	0.12%	(11,626)	1,129	0.21%
Total loans (includes loans held-for-sale)	$3,028,589	$35,101	4.70%	$2,620,334	$33,836	5.24%

●	The average yield on the total loan portfolio decreased to 4.70% for the first quarter of 2022, compared to 4.93% for the fourth quarter of 2021, primarily due to lower fees on PPP loans, lower average balances and average yields on factored receivables, higher average balances of lower yielding purchased residential mortgage loans, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans. The loss of income from the lower average yield on the loan portfolio was offset by the purchase of residential mortgage loans late in the fourth quarter of 2021 and organic loan growth resulting in a higher average balance of loans for the first quarter of 2022.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2022			December 31, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,553,325	$27,047	4.30%	$2,496,026	$27,167	4.32%
Prepayment fees	—	510	0.08%	—	397	0.06%
PPP loans	60,264	146	0.98%	127,592	318	0.99%
PPP fees, net	—	1,346	9.06%	—	2,211	6.87%
Bay View Funding factored receivables	57,761	2,793	19.61%	62,571	3,248	20.59%
Purchased residential mortgages	355,626	2,428	2.77%	188,731	1,437	3.02%
Purchased CRE loans	8,514	77	3.67%	8,929	69	3.07%
Loan fair value mark / accretion	(6,901)	754	0.12%	(7,728)	915	0.15%
Total loans (includes loans held-for-sale)	$3,028,589	$35,101	4.70%	$2,876,121	$35,762	4.93%

●	In aggregate, the original total net purchase discount on loans from the Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank loan portfolios was $25.2 million. In aggregate, the remaining net purchase discount on total loans acquired was $6.6 million at March 31, 2022.

♦	The average cost of total deposits was 0.10% for both the first quarter of 2022 and the fourth quarter of 2021, compared to 0.12% for the first quarter of 2021.

♦	During the first quarter of 2022, there was a negative provision for credit losses on loans of $567,000, compared to a $1.5 million negative provision for credit losses on loans for the first quarter of 2021, and a $615,000 negative provision for credit losses on loans for the fourth quarter of 2021.

♦	Total noninterest income increased to $2.5 million for the first quarter of 2022, compared to $2.3 million for the first quarter of 2021, primarily due to a realized gain on warrants of $637,000, partially offset by a lower gain on the sale of SBA loans during the first quarter of 2022.

●	Total noninterest income decreased from $2.8 million for the fourth quarter of 2021, primarily due to a lower gain on sale of SBA loans during the first quarter of 2022. The first quarter of 2022 included a $637,000 gain on warrants, while the fourth quarter of 2021 included $618,000 of termination fees at Bay View Funding, a subsidiary of the Bank.

♦	Total noninterest expense for the first quarter of 2022 was relatively flat at $23.3 million, compared to $23.2 million for the first quarter of 2021, as higher insurance expense and Federal Deposit Insurance Corporation (“FDIC”) assessments were offset by lower professional fees during the first quarter of 2022. Noninterest expense for the first quarter of 2022 increased from $22.2 million for the fourth quarter of 2021, primarily due to higher salaries and employee benefits during the first quarter of 2022, consistent with the cyclical nature of these expenses.

●	Full time equivalent employees were 325 at both March 31, 2022 and March 31, 2021, and 326 at December 31, 2021.

♦	The efficiency ratio was 57.16% for the first quarter of 2022, compared to 62.38% for the first quarter of 2021, and 54.32% for the fourth quarter of 2021.

♦	Income tax expense was $5.1 million for the first quarter of 2022, compared to $4.3 million for the first quarter of 2021, and $5.3 million for the fourth quarter of 2021. The effective tax rate for the first quarter of 2022 was 28.5%, compared to 27.8% for the first quarter of 2021, and 27.7% for the fourth quarter of 2021.

●	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% was primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low-income housing limited partnerships (net of low-income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 9% to $5.427 billion at March 31, 2022, compared to $5.001 billion at March 31, 2021, and decreased (1)% from $5.499 billion at December 31, 2021.

♦	Securities available-for-sale, at fair value, totaled $111.2 million at March 31, 2022, compared to $196.7 million at March 31, 2021, and $102.3 million at December 31, 2021. At March 31, 2022, the Company’s securities available-for-sale portfolio was comprised of $89.6 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities) and $21.6 million of U.S. Treasury securities. The pre-tax unrealized loss on securities available-for-sale at March 31, 2022 was ($1.5) million, compared to a pre-tax unrealized gain on securities available-for-sale of $4.9 million at March 31, 2021, and a pre-tax unrealized gain on securities available-for-sale of $2.9 million at December 31, 2021. All other factors remaining the same, when market interest rates are increasing, the Company will experience a higher unrealized loss (or a lower unrealized gain) on the securities portfolio. During the first quarter of 2022, the Company purchased $21.6 million of U.S. Treasury securities (available-for-sale), with a book yield of 2.22% and an average life of 2.51 years.
♦	At March 31, 2022, securities held-to-maturity, at amortized cost, totaled $736.8 million, compared to $306.5 million at March 31, 2021, and $658.4 million at December 31, 2021. At March 31, 2022, the Company’s securities held-to-maturity portfolio was comprised of $696.1 million of agency mortgage-backed securities, and $40.7 million of tax-exempt municipal bonds. During the first quarter of 2022, the Company purchased $109.6 million of agency mortgage-backed securities (held-to-maturity), with a book yield of 2.12% and an average life of 6.52 years.
♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	March 31, 2022		December 31, 2021		March 31, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$568,053	19%	$594,108	19%	$559,698	20%
PPP Loans	37,393	1%	88,726	3%	349,744	13%
Real estate:
CRE - owner occupied	597,542	20%	595,934	19%	568,637	21%
CRE - non-owner occupied	928,220	31%	902,326	29%	700,117	26%
Land and construction	153,323	5%	147,855	5%	159,504	6%
Home equity	111,609	3%	109,579	4%	104,303	4%
Multifamily	221,767	7%	218,856	7%	168,917	6%
Residential mortgages	391,171	13%	416,660	13%	82,181	3%
Consumer and other	17,110	1%	16,744	1%	19,872	1%
Total Loans	3,026,188	100%	3,090,788	100%	2,712,973	100%
Deferred loan costs (fees), net	(2,124)	—	(3,462)	—	(8,266)	—
Loans, net of deferred costs and fees	$3,024,064	100%	$3,087,326	100%	$2,704,707	100%

●	Loans, excluding loans held-for-sale, increased $319.4 million, or 12%, to $3.024 billion at March 31, 2022, compared to $2.705 billion at March 31, 2021, and decreased ($63.3) million, or (2%), from $3.087 billion at December 31, 2021. The decrease in loans at March 31, 2022 from December 31, 2021, was primarily due to forgiveness of PPP loans and paydowns in the residential loan portfolio. Total loans at March 31, 2022 included $37.4 million of PPP loans, compared to $349.7 million at March 31, 2021 and $88.7 million at December 31, 2021. Total loans at March 31, 2022 included $391.2 million of residential mortgages, compared to $82.2 million at March 31, 2021, and $416.7 million at December 31, 2021.

●	Commercial and industrial (“C&I”) line utilization was 31% at both March 31, 2022 and December 31, 2021, compared to 28% at March 31, 2021.

●	At March 31, 2022, 39% of the CRE loan portfolio was secured by owner-occupied real estate, compared to 45% at March 31, 2021, and 40% at December 31, 2021.

●	At both March 31, 2022 and December 31, 2021, approximately 38% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 40% at March 31, 2021.

●	In response to economic stimulus laws passed by Congress in 2020 and 2021, the Bank funded two rounds of PPP loans totaling $530.8 million. At March 31, 2022, after accounting for loan payoffs and SBA loan forgiveness, “Round 1” PPP loans were $1.2 million and “Round 2” PPP loans were $36.2 million. In total, the Bank had $37.4 million in outstanding PPP loan balances at March 31, 2022. The following table shows interest income, fee income and deferred origination costs generated by the PPP loans, outstanding PPP loan balances and related deferred fees and costs for the periods indicated:

	At or For the Quarter Ended:
PPP LOANS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2022	2021	2021
Interest income	$146	$318	$784
Fee income, net	1,346	2,211	3,401
Total	$1,492	$2,529	$4,185

PPP loans outstanding at period end:
Round 1	$1,186	$1,717	$170,391
Round 2	36,207	87,009	179,353
Total	$37,393	$88,726	$349,744

Deferred fees outstanding at period end	$(876)	$(2,342)	$(8,757)
Deferred costs outstanding at period end	69	189	1,099
Total	$(807)	$(2,153)	$(7,658)

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2022	2021	2021
Balance at beginning of period	$43,290	$43,680	$44,400
Charge-offs during the period	(16)	(87)	(263)
Recoveries during the period	81	312	1,671
Net recoveries (charge-offs) during the period	65	225	1,408
Provision for (recapture of) credit losses on loans during the period	(567)	(615)	(1,512)
Balance at end of period	$42,788	$43,290	$44,296

Total loans, net of deferred fees	$3,024,064	$3,087,326	$2,704,707
Total nonperforming loans	$3,830	$3,738	$5,593
ACLL to total loans	1.41%	1.40%	1.64%
ACLL to total nonperforming loans	1,117.18%	1,158.11%	791.99%

●	The ACLL was 1.41% of total loans at March 31, 2022 while the ACLL to total nonperforming loans was 1,117.18%. The ACLL was 1.64% of total loans and the ACLL to nonperforming loans was 791.99% at March 31, 2021. The ACLL was 1.40% of total loans and the ACLL to total nonperforming loans was 1,158.11% at December 31, 2021. The ACLL to total loans, excluding PPP loans, was 1.43% at March 31, 2022, 1.87% at March 31, 2021 and 1.44% at December 31, 2021.
●	The following table shows the drivers of change in ACLL under the current expected credit losses (“CECL”) methodology for the first quarter of 2022:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2021	$43,290
Net recoveries during the first quarter of 2022	65
Portfolio changes during the first quarter of 2022	(98)
Qualitative and quantitative changes during the first
quarter of 2022 including changes in economic forecasts	(469)
ACLL at March 31, 2022	$42,788

●	Net recoveries totaled $65,000 for the first quarter of 2022, compared to net recoveries of $1.4 million for the first quarter of 2021, and net recoveries of $225,000 for the fourth quarter of 2021.

●	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	March 31, 2022		December 31, 2021		March 31, 2021
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$2,233	58%	$2,254	60%	$2,973	53%
Commercial loans	997	26%	1,122	30%	1,985	36%
Restructured and loans over 90 days past due and still accruing	527	14%	278	8%	51	1%
Home equity loans	73	2%	84	2%	177	3%
Consumer and other loans	—	—%	—	—%	407	7%
Total nonperforming assets	$3,830	100%	$3,738	100%	$5,593	100%

●	NPAs totaled $3.8 million, or 0.07% of total assets, at March 31, 2022, compared to $5.6 million, or 0.11% of total assets, at March 31, 2021, $3.7 million, or 0.07% of total assets, at December 31, 2021.

●	There were no foreclosed assets on the balance sheet at March 31, 2022, March 31, 2021, or December 31, 2021.

●	Classified assets decreased to $30.6 million, or 0.56% of total assets, at March 31, 2022, compared to $33.4 million, or 0.67% of total assets, at March 31, 2021, and $33.7 million, or 0.61% of total assets, at December 31, 2021.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	March 31, 2022		December 31, 2021		March 31, 2021
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,811,943	38%	$1,903,768	40%	$1,813,962	42%
Demand, interest-bearing	1,268,942	27%	1,308,114	27%	1,101,807	26%
Savings and money market	1,447,434	31%	1,375,825	29%	1,189,566	28%
Time deposits — under $250	38,417	1%	38,734	1%	42,596	1%
Time deposits — $250 and over	93,161	2%	94,700	2%	102,508	2%
CDARS — interest-bearing demand,
money market and time deposits	30,008	1%	38,271	1%	28,663	1%
Total deposits	$4,689,905	100%	$4,759,412	100%	$4,279,102	100%

●	Total deposits increased $410.8 million, or 10%, to $4.690 billion at March 31, 2022, compared to $4.279 billion at March 31, 2021, and decreased ($69.5) million, or (1%), from $4.759 billion at December 31, 2021. The decrease in total deposits at March 31, 2022, compared to December 31, 2021, was primarily due to a decline in temporary deposits from two customers. The deposits from those two customers decreased ($73.8) million to $194.8 million at March 31, 2022, compared to $268.6 million at December 31, 2021. The Company expects further decreases in the deposits of those two customers in the second quarter of 2022.

●	Deposits, excluding all time deposits and CDARS deposits, increased $423.0 million, or 10%, to $4.528 billion at March 31, 2022, compared to $4.105 billion at March 31, 2021, and decreased ($59.4) million, or (1%), compared to $4.588 billion at December 31, 2021.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March 31, 2022, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	14.6%	13.9%	10.0%	10.5%
Tier 1 Capital	12.4%	12.9%	8.0%	8.5%
Common Equity Tier 1 Capital	12.4%	12.9%	6.5%	7.0%
Tier 1 Leverage	8.3%	8.7%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2022	2021	2021
Unrealized (loss) gain on securities available-for-sale	$(1,127)	$1,991	$3,113
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	—	—	252
Split dollar insurance contracts liability	(5,491)	(5,480)	(6,148)
Supplemental executive retirement plan liability	(7,588)	(7,669)	(8,699)
Unrealized gain on interest-only strip from SBA loans	152	162	214
Total accumulated other comprehensive loss	$(14,054)	$(10,996)	$(11,268)

♦	Tangible equity was $420.4 million at March 31, 2022, compared to $398.1 million at March 31, 2021, and $416.7 million at December 31, 2021. Tangible book value per share was $6.96 at March 31, 2022, compared to $6.64 at March 31, 2021, and $6.91 at December 31, 2021.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the following: (1) geopolitical and domestic political developments that can increase levels of political and economic unpredictability and increase the volatility of financial markets; (2) conditions related to the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on our customers, employees, businesses, liquidity, and financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (3) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (4) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (5) inflation and changes in the interest rate environment that reduce our margin and yields, the fair value of financial instruments or our level of loan originations, or increase in the level of defaults, losses and prepayments on loans we have made and make; (6) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (7) volatility in credit and equity markets and its effect on the global economy; (8) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (9) our ability to achieve loan growth and attract deposits in our market area; (10) risks associated with concentrations in real estate related loans; (11) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (12) credit related impairment charges to our securities portfolio; (13) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (18) possible adjustment of the valuation of our deferred tax assets; (19) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (20) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (21) risks of loss of funding of SBA or SBA loan programs, or changes in those programs; (22) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (25) availability of and competition for acquisition opportunities; (26) risks resulting from domestic terrorism; (27) risks resulting from social unrest and protests: (28) risks of natural disasters (including earthquakes and flooding) and other events beyond our control; (29) our participation as a lender in the SBA PPP and similar programs and its effect on our liquidity, financial results, businesses and customers, including the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (30) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2022	2021	2021	2021	2021
Interest income	$39,906	$39,956	$36,761	0%	9%
Interest expense	1,685	1,847	1,803	(9)%	(7)%
Net interest income before provision
for credit losses on loans	38,221	38,109	34,958	0%	9%
Provision for (recapture of) credit losses on loans	(567)	(615)	(1,512)	8%	63%
Net interest income after provision
for credit losses on loans	38,788	38,724	36,470	0%	6%
Noninterest income:
Gain on warrants	637	—	—	N/A	N/A
Service charges and fees on deposit accounts	612	644	601	(5)%	2%
Increase in cash surrender value of
life insurance	480	454	456	6%	5%
Gain on sales of SBA loans	156	491	550	(68)%	(72)%
Servicing income	106	138	182	(23)%	(42)%
Termination fees	—	618	90	(100)%	(100)%
Gain on proceeds from company owned life insurance	—	104	66	(100)%	(100)%
Other	469	361	356	30%	32%
Total noninterest income	2,460	2,810	2,301	(12)%	7%
Noninterest expense:
Salaries and employee benefits	13,821	12,871	13,958	7%	(1)%
Occupancy and equipment	2,437	2,366	2,274	3%	7%
Professional fees	1,080	1,200	1,719	(10)%	(37)%
Other	5,914	5,790	5,293	2%	12%
Total noninterest expense	23,252	22,227	23,244	5%	0%
Income before income taxes	17,996	19,307	15,527	(7)%	16%
Income tax expense	5,130	5,342	4,323	(4)%	19%
Net income	$12,866	$13,965	$11,204	(8)%	15%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.21	$0.23	$0.19	(9)%	11%
Diluted earnings per share	$0.21	$0.23	$0.19	(9)%	11%
Weighted average shares outstanding - basic	60,393,883	60,298,424	59,641,309	0%	1%
Weighted average shares outstanding - diluted	60,921,835	60,844,221	60,404,213	0%	1%
Common shares outstanding at period-end	60,407,846	60,339,837	59,932,334	0%	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%
Book value per share	$9.95	$9.91	$9.71	0%	2%
Tangible book value per share	$6.96	$6.91	$6.64	1%	5%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	8.71%	9.35%	7.85%	(7)%	11%
Annualized return on average tangible equity	12.47%	13.50%	11.50%	(8)%	8%
Annualized return on average assets	0.96%	0.97%	0.95%	(1)%	1%
Annualized return on average tangible assets	0.99%	1.00%	0.99%	(1)%	0%
Net interest margin (FTE)	3.05%	2.84%	3.22%	7%	(5)%
Efficiency ratio	57.16%	54.32%	62.38%	5%	(8)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,443,240	$5,695,136	$4,773,878	(4)%	14%
Average tangible assets	$5,262,175	$5,513,359	$4,589,861	(5)%	15%
Average earning assets	$5,093,851	$5,336,129	$4,419,963	(5)%	15%
Average loans held-for-sale	$1,478	$4,047	$3,458	(63)%	(57)%
Average total loans	$3,027,111	$2,872,074	$2,616,876	5%	16%
Average deposits	$4,697,136	$4,945,204	$4,048,953	(5)%	16%
Average demand deposits - noninterest-bearing	$1,857,164	$1,979,940	$1,712,903	(6)%	8%
Average interest-bearing deposits	$2,839,972	$2,965,264	$2,336,050	(4)%	22%
Average interest-bearing liabilities	$2,879,952	$3,005,212	$2,375,851	(4)%	21%
Average equity	$599,355	$592,291	$579,157	1%	3%
Average tangible equity	$418,290	$410,514	$395,140	2%	6%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2022	2021	2021	2021	2021
Interest income	$39,906	$39,956	$39,907	$36,632	$36,761
Interest expense	1,685	1,847	1,725	1,756	1,803
Net interest income before provision
for credit losses on loans	38,221	38,109	38,182	34,876	34,958
Provision for (recapture of) credit losses on loans	(567)	(615)	(514)	(493)	(1,512)
Net interest income after provision
for credit losses on loans	38,788	38,724	38,696	35,369	36,470
Noninterest income:
Gain on warrants	637	—	—	—	—
Service charges and fees on deposit accounts	612	644	584	659	601
Increase in cash surrender value of
life insurance	480	454	470	458	456
Gain on sales of SBA loans	156	491	594	83	550
Servicing income	106	138	129	104	182
Termination fees	—	618	32	57	90
Gain on proceeds from company owned life insurance	—	104	109	396	66
Other	469	361	490	412	356
Total noninterest income	2,460	2,810	2,408	2,169	2,301
Noninterest expense:
Salaries and employee benefits	13,821	12,871	12,461	12,572	13,958
Occupancy and equipment	2,437	2,366	2,151	2,247	2,274
Professional fees	1,080	1,200	1,211	1,771	1,719
Other	5,914	5,790	6,008	9,185	5,293
Total noninterest expense	23,252	22,227	21,831	25,775	23,244
Income before income taxes	17,996	19,307	19,273	11,763	15,527
Income tax expense	5,130	5,342	5,555	2,950	4,323
Net income	$12,866	$13,965	$13,718	$8,813	$11,204

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.21	$0.23	$0.23	$0.15	$0.19
Diluted earnings per share	$0.21	$0.23	$0.23	$0.15	$0.19
Weighted average shares outstanding - basic	60,393,883	60,298,424	60,220,717	60,089,327	59,926,816
Weighted average shares outstanding - diluted	60,921,835	60,844,221	60,760,189	60,730,141	60,404,213
Common shares outstanding at period-end	60,407,846	60,339,837	60,266,316	60,202,766	59,932,334
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$9.95	$9.91	$9.79	$9.69	$9.71
Tangible book value per share	$6.96	$6.91	$6.77	$6.65	$6.64

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	8.71%	9.35%	9.29%	6.06%	7.85%
Annualized return on average tangible equity	12.47%	13.50%	13.49%	8.84%	11.50%
Annualized return on average assets	0.96%	0.97%	1.06%	0.70%	0.95%
Annualized return on average tangible assets	0.99%	1.00%	1.10%	0.73%	0.99%
Net interest margin (FTE)	3.05%	2.84%	3.18%	3.00%	3.22%
Efficiency ratio	57.16%	54.32%	53.78%	69.58%	62.38%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,443,240	$5,695,136	$5,139,239	$5,047,097	$4,773,878
Average tangible assets	$5,262,175	$5,513,359	$4,956,738	$4,863,814	$4,589,861
Average earning assets	$5,093,851	$5,336,129	$4,778,574	$4,678,084	$4,419,963
Average loans held-for-sale	$1,478	$4,047	$4,810	$4,053	$3,458
Average total loans	$3,027,111	$2,872,074	$2,766,731	$2,790,368	$2,616,876
Average deposits	$4,697,136	$4,945,204	$4,396,315	$4,307,555	$4,048,953
Average demand deposits - noninterest-bearing	$1,857,164	$1,979,940	$1,835,219	$1,808,638	$1,712,903
Average interest-bearing deposits	$2,839,972	$2,965,264	$2,561,096	$2,498,917	$2,336,050
Average interest-bearing liabilities	$2,879,952	$3,005,212	$2,601,002	$2,538,747	$2,375,851
Average equity	$599,355	$592,291	$586,012	$583,009	$579,157
Average tangible equity	$418,290	$410,514	$403,511	$399,726	$395,140

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$29,729	$15,703	$36,534	89%	(19)%
Other investments and interest-bearing deposits
in other financial institutions	1,187,436	1,290,513	1,406,520	(8)%	(16)%
Securities available-for-sale, at fair value	111,217	102,252	196,718	9%	(43)%
Securities held-to-maturity, at amortized cost	736,823	658,397	306,535	12%	140%
Loans held-for-sale - SBA, including deferred costs	831	2,367	2,834	(65)%	(71)%
Loans:
Commercial	568,053	594,108	559,698	(4)%	1%
PPP loans	37,393	88,726	349,744	(58)%	(89)%
Real estate:
CRE - owner occupied	597,542	595,934	568,637	0%	5%
CRE - non-owner occupied	928,220	902,326	700,117	3%	33%
Land and construction	153,323	147,855	159,504	4%	(4)%
Home equity	111,609	109,579	104,303	2%	7%
Multifamily	221,767	218,856	168,917	1%	31%
Residential mortgages	391,171	416,660	82,181	(6)%	376%
Consumer and other	17,110	16,744	19,872	2%	(14)%
Loans	3,026,188	3,090,788	2,712,973	(2)%	12%
Deferred loan fees, net	(2,124)	(3,462)	(8,266)	(39)%	(74)%
Total loans, net of deferred costs and fees	3,024,064	3,087,326	2,704,707	(2)%	12%
Allowance for credit losses on loans	(42,788)	(43,290)	(44,296)	(1)%	(3)%
Loans, net	2,981,276	3,044,036	2,660,411	(2)%	12%
Company-owned life insurance	78,069	77,589	77,421	1%	1%
Premises and equipment, net	9,580	9,639	10,220	(1)%	(6)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	13,009	13,668	15,931	(5)%	(18)%
Accrued interest receivable and other assets	111,797	117,614	120,635	(5)%	(7)%
Total assets	$5,427,398	$5,499,409	$5,001,390	(1)%	9%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,811,943	$1,903,768	$1,813,962	(5)%	0%
Demand, interest-bearing	1,268,942	1,308,114	1,101,807	(3)%	15%
Savings and money market	1,447,434	1,375,825	1,189,566	5%	22%
Time deposits-under $250	38,417	38,734	42,596	(1)%	(10)%
Time deposits-$250 and over	93,161	94,700	102,508	(2)%	(9)%
CDARS - money market and time deposits	30,008	38,271	28,663	(22)%	5%
Total deposits	4,689,905	4,759,412	4,279,102	(1)%	10%
Subordinated debt, net of issuance costs	39,987	39,925	39,786	0%	1%
Accrued interest payable and other liabilities	96,450	102,044	100,839	(5)%	(4)%
Total liabilities	4,826,342	4,901,381	4,419,727	(2)%	9%

Shareholders’ Equity:
Common stock	498,763	497,695	494,617	0%	1%
Retained earnings	116,347	111,329	98,314	5%	18%
Accumulated other comprehensive loss	(14,054)	(10,996)	(11,268)	(28)%	(25)%
Total shareholders' equity	601,056	598,028	581,663	1%	3%
Total liabilities and shareholders’ equity	$5,427,398	$5,499,409	$5,001,390	(1)%	9%

	End of Period:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$29,729	$15,703	$33,013	$41,904	$36,534
Other investments and interest-bearing deposits
in other financial institutions	1,187,436	1,290,513	1,588,334	1,286,418	1,406,520
Securities available-for-sale, at fair value	111,217	102,252	121,000	145,955	196,718
Securities held-to-maturity, at amortized cost	736,823	658,397	537,285	421,286	306,535
Loans held-for-sale - SBA, including deferred costs	831	2,367	3,678	4,344	2,834
Loans:
Commercial	568,053	594,108	578,944	557,686	559,698
PPP loans	37,393	88,726	164,506	286,461	349,744
Real estate:
CRE - owner occupied	597,542	595,934	580,624	583,091	568,637
CRE - non-owner occupied	928,220	902,326	829,022	742,135	700,117
Land and construction	153,323	147,855	141,277	129,426	159,504
Home equity	111,609	109,579	106,690	107,873	104,303
Multifamily	221,767	218,856	205,952	198,771	168,917
Residential mortgages	391,171	416,660	211,467	205,904	82,181
Consumer and other	17,110	16,744	20,106	21,519	19,872
Loans	3,026,188	3,090,788	2,838,588	2,832,866	2,712,973
Deferred loan fees, net	(2,124)	(3,462)	(5,729)	(8,070)	(8,266)
Total loans, net of deferred fees	3,024,064	3,087,326	2,832,859	2,824,796	2,704,707
Allowance for credit losses on loans	(42,788)	(43,290)	(43,680)	(43,956)	(44,296)
Loans, net	2,981,276	3,044,036	2,789,179	2,780,840	2,660,411
Company-owned life insurance	78,069	77,589	77,509	77,393	77,421
Premises and equipment, net	9,580	9,639	9,821	10,040	10,220
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	13,009	13,668	14,423	15,177	15,931
Accrued interest receivable and other assets	111,797	117,614	121,129	121,887	120,635
Total assets	$5,427,398	$5,499,409	$5,463,002	$5,072,875	$5,001,390

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,811,943	$1,903,768	$1,804,965	$1,840,516	$1,813,962
Demand, interest-bearing	1,268,942	1,308,114	1,141,944	1,140,867	1,101,807
Savings and money market	1,447,434	1,375,825	1,600,754	1,174,587	1,189,566
Time deposits-under $250	38,417	38,734	39,628	42,118	42,596
Time deposits-$250 and over	93,161	94,700	103,046	110,111	102,508
CDARS - money market and time deposits	30,008	38,271	36,044	36,273	28,663
Total deposits	4,689,905	4,759,412	4,726,381	4,344,472	4,279,102
Subordinated debt, net of issuance costs	39,987	39,925	39,878	39,832	39,786
Accrued interest payable and other liabilities	96,450	102,044	106,625	105,127	100,839
Total liabilities	4,826,342	4,901,381	4,872,884	4,489,431	4,419,727

Shareholders’ Equity:
Common stock	498,763	497,695	496,622	495,665	494,617
Retained earnings	116,347	111,329	105,202	99,311	98,314
Accumulated other comprehensive loss	(14,054)	(10,996)	(11,706)	(11,532)	(11,268)
Total shareholders' equity	601,056	598,028	590,118	583,444	581,663
Total liabilities and shareholders’ equity	$5,427,398	$5,499,409	$5,463,002	$5,072,875	$5,001,390

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2022	2021	2021	2021	2021
Nonaccrual loans - held-for-investment	$3,303	$3,460	$5,542	(5)%	(40)%
Restructured and loans over 90 days past due
and still accruing	527	278	51	90%	933%
Total nonperforming loans	3,830	3,738	5,593	2%	(32)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$3,830	$3,738	$5,593	2%	(32)%
Other restructured loans still accruing	$125	$125	$152	0%	(18)%
Net charge-offs (recoveries) during the quarter	$(65)	$(225)	$(1,408)	71%	95%
Provision for (recapture of) credit losses on loans during the quarter	$(567)	$(615)	$(1,512)	8%	63%
Allowance for credit losses on loans	$42,788	$43,290	$44,296	(1)%	(3)%
Classified assets	$30,579	$33,719	$33,421	(9)%	(9)%
Allowance for credit losses on loans to total loans	1.41%	1.40%	1.64%	1%	(14)%
Allowance for credit losses on loans to total nonperforming loans	1,117.18%	1,158.11%	791.99%	(4)%	41%
Nonperforming assets to total assets	0.07%	0.07%	0.11%	0%	(36)%
Nonperforming loans to total loans	0.13%	0.12%	0.21%	8%	(38)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	7%	7%	(14)%	(14)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	7%	7%	(14)%	(14)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$420,416	$416,729	$398,101	1%	6%
Shareholders’ equity / total assets	11.07%	10.87%	11.63%	2%	(5)%
Tangible common equity / tangible assets (2)	8.01%	7.84%	8.26%	2%	(3)%
Loan to deposit ratio	64.48%	64.87%	63.21%	(1)%	2%
Noninterest-bearing deposits / total deposits	38.63%	40.00%	42.39%	(3)%	(9)%
Total capital ratio	14.6%	14.4%	16.5%	1%	(12)%
Tier 1 capital ratio	12.4%	12.3%	14.0%	1%	(11)%
Common Equity Tier 1 capital ratio	12.4%	12.3%	14.0%	1%	(11)%
Tier 1 leverage ratio	8.3%	7.9%	9.1%	5%	(9)%
Heritage Bank of Commerce:
Total capital ratio	13.9%	13.8%	15.8%	1%	(12)%
Tier 1 capital ratio	12.9%	12.8%	14.7%	1%	(12)%
Common Equity Tier 1 capital ratio	12.9%	12.8%	14.7%	1%	(12)%
Tier 1 leverage ratio	8.7%	8.2%	9.5%	6%	(8)%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	At or For the Quarter Ended:
CREDIT QUALITY DATA	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2022	2021	2021	2021	2021
Nonaccrual loans - held-for-investment	$3,303	$3,460	$4,091	$5,291	$5,542
Restructured and loans over 90 days past due
and still accruing	527	278	642	889	51
Total nonperforming loans	3,830	3,738	4,733	6,180	5,593
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$3,830	$3,738	$4,733	$6,180	$5,593
Other restructured loans still accruing	$125	$125	$90	$93	$152
Net charge-offs (recoveries) during the quarter	$(65)	$(225)	$(238)	$(153)	$(1,408)
Provision for (recapture of) credit losses on loans during the quarter	$(567)	$(615)	$(514)	$(493)	$(1,512)
Allowance for credit losses on loans	$42,788	$43,290	$43,680	$43,956	$44,296
Classified assets	$30,579	$33,719	$31,937	$32,402	$33,421
Allowance for credit losses on loans to total loans	1.41%	1.40%	1.54%	1.56%	1.64%
Allowance for credit losses on loans to total nonperforming loans	1,117.18%	1,158.11%	922.88%	711.26%	791.99%
Nonperforming assets to total assets	0.07%	0.07%	0.09%	0.12%	0.11%
Nonperforming loans to total loans	0.13%	0.12%	0.17%	0.22%	0.21%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	7%	7%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	7%	7%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$420,416	$416,729	$408,064	$400,636	$398,101
Shareholders’ equity / total assets	11.07%	10.87%	10.80%	11.50%	11.63%
Tangible common equity / tangible assets (2)	8.01%	7.84%	7.73%	8.19%	8.26%
Loan to deposit ratio	64.48%	64.87%	59.94%	65.02%	63.21%
Noninterest-bearing deposits / total deposits	38.63%	40.00%	38.19%	42.36%	42.39%
Total capital ratio	14.6%	14.4%	15.1%	15.6%	16.5%
Tier 1 capital ratio	12.4%	12.3%	12.9%	13.3%	14.0%
Common Equity Tier 1 capital ratio	12.4%	12.3%	12.9%	13.3%	14.0%
Tier 1 leverage ratio	8.3%	7.9%	8.6%	8.6%	9.1%
Heritage Bank of Commerce:
Total capital ratio	13.9%	13.8%	14.5%	15.0%	15.8%
Tier 1 capital ratio	12.9%	12.8%	13.5%	13.9%	14.7%
Common Equity Tier 1 capital ratio	12.9%	12.8%	13.5%	13.9%	14.7%
Tier 1 leverage ratio	8.7%	8.2%	9.0%	9.0%	9.5%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	March 31, 2022			March 31, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,028,589	35,101	4.70%	$2,620,334	$33,836	5.24%
Securities - taxable	781,689	3,444	1.79%	436,858	1,728	1.60%
Securities - exempt from Federal tax (3)	44,871	376	3.40%	66,513	542	3.30%
Other investments and interest-bearing deposits
in other financial institutions	1,238,702	1,064	0.35%	1,296,258	768	0.24%
Total interest earning assets (3)	5,093,851	39,985	3.18%	4,419,963	36,874	3.38%
Cash and due from banks	37,630			40,823
Premises and equipment, net	9,605			10,369
Goodwill and other intangible assets	181,065			184,017
Other assets	121,089			118,706
Total assets	$5,443,240			$4,773,878

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,857,164			$1,712,903

Demand, interest-bearing	1,279,989	459	0.15%	1,026,210	479	0.19%
Savings and money market	1,394,734	543	0.16%	1,137,837	572	0.20%
Time deposits - under $100	13,235	5	0.15%	15,900	9	0.23%
Time deposits - $100 and over	119,082	106	0.36%	130,843	171	0.53%
CDARS - money market and time deposits	32,932	1	0.01%	25,260	1	0.02%
Total interest-bearing deposits	2,839,972	1,114	0.16%	2,336,050	1,232	0.21%
Total deposits	4,697,136	1,114	0.10%	4,048,953	1,232	0.12%

Subordinated debt, net of issuance costs	39,951	571	5.80%	39,757	571	5.82%
Short-term borrowings	29	—	0.00%	44	—	0.00%
Total interest-bearing liabilities	2,879,952	1,685	0.24%	2,375,851	1,803	0.31%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,737,116	1,685	0.14%	4,088,754	1,803	0.18%
Other liabilities	106,769			105,967
Total liabilities	4,843,885			4,194,721
Shareholders’ equity	599,355			579,157
Total liabilities and shareholders’ equity	$5,443,240			$4,773,878

Net interest income (3) / margin		38,300	3.05%		35,071	3.22%
Less tax equivalent adjustment (3)		(79)			(113)
Net interest income		$38,221			$34,958

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $1,788,000 for the first quarter of 2022 (of which $1,346,000 was from PPP loans), compared to $3,689,000 for the first quarter of 2021 (of which $3,401,000 was from PPP loans). Prepayment fees totaled $510,000 for the first quarter of 2022, compared to $517,000 for the first quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2022			December 31, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,028,589	$35,101	4.70%	$2,876,121	$35,762	4.93%
Securities - taxable	781,689	3,444	1.79%	660,663	2,686	1.61%
Securities - exempt from Federal tax (3)	44,871	376	3.40%	54,965	457	3.30%
Other investments and interest-bearing deposits
in other financial institutions	1,238,702	1,064	0.35%	1,744,380	1,147	0.26%
Total interest earning assets (3)	5,093,851	39,985	3.18%	5,336,129	40,052	2.98%
Cash and due from banks	37,630			38,178
Premises and equipment, net	9,605			9,755
Goodwill and other intangible assets	181,065			181,777
Other assets	121,089			129,297
Total assets	$5,443,240			$5,695,136

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,857,164			$1,979,940

Demand, interest-bearing	1,279,989	459	0.15%	1,346,878	559	0.16%
Savings and money market	1,394,734	543	0.16%	1,451,230	582	0.16%
Time deposits - under $100	13,235	5	0.15%	13,766	5	0.14%
Time deposits - $100 and over	119,082	106	0.36%	118,089	116	0.39%
CDARS - money market and time deposits	32,932	1	0.01%	35,301	2	0.02%
Total interest-bearing deposits	2,839,972	1,114	0.16%	2,965,264	1,264	0.17%
Total deposits	4,697,136	1,114	0.10%	4,945,204	1,264	0.10%

Subordinated debt, net of issuance costs	39,951	571	5.80%	39,896	583	5.80%
Short-term borrowings	29	—	0.00%	52	—	0.00%
Total interest-bearing liabilities	2,879,952	1,685	0.24%	3,005,212	1,847	0.24%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,737,116	1,685	0.14%	4,985,152	1,847	0.15%
Other liabilities	106,769			117,693
Total liabilities	4,843,885			5,102,845
Shareholders’ equity	599,355			592,291
Total liabilities and shareholders’ equity	$5,443,240			$5,695,136

Net interest income (3) / margin		38,300	3.05%		38,205	2.84%
Less tax equivalent adjustment (3)		(79)			(96)
Net interest income		$38,221			$38,109

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $1,788,000 for the first quarter of 2022 (of which $1,346,000 was from PPP loans), compared to $2,567,000 for the fourth quarter of 2021 (of which $2,211,000 was from PPP loans). Prepayment fees totaled $510,000 for the first quarter of 2022, compared to $397,000 for the fourth quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.